EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in this Form 8-K of our report dated November 15, 2018 relating to the consolidated financial statements of DarkPulse Technologies Inc. as of and for the years ended December 31, 2017 and 2016.

/s/ D. Brooks and Associates CPA’s, P.A.

Palm Beach Gardens, Florida